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                                    AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                                       OF

                             MAMMOTH RESOURCES, INC.

                                       AND

                      SYMPHONY TELECOM INTERNATIONAL, INC.

                           (STOCK FOR STOCK EXCHANGE)

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

                                    TABLE OF CONTENTS

                                                                            Page

Table of Contents.....................................................         2

Agreement.............................................................         3

      1. Recitals.....................................................         3

      2. Plan of Reorganization (Exchange of Shares)..................         3

      3. Delivery of Shares...........................................         4

      4. Representations of SYMPHONY..................................         4

      5. Representations of MAMMOTH...................................         7

      6. Closing Date.................................................        12

      7. Conditions Precedent to the Obligations of
         MAMMOTH......................................................        12

      8. Conditions Precedent to the Obligations
         of SYMPHONY..................................................        13

      9. Indemnification..............................................        14

      10. Nature and Survival of Representations......................        14

      11. Documents at Closing........................................        15

      12. Miscellaneous Provisions....................................        15

      SIGNATURE PAGE..................................................

      EXHIBITS........................................................  Attached


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

THIS AGREEMENT is entered into as of the 9th day of March, 2000 by, and between MAMMOTH RESOURCES, INC., a Utah corporation (hereinafter "MAMMOTH"); and SYMPHONY TELECOM INTERNATIONAL, INC., a Delaware corporation (hereinafter "SYMPHONY").

                                R E C I T A L S:

MAMMOTH desires to acquire all of the issued and outstanding common stock of SYMPHONY, making SYMPHONY a subsidiary of MAMMOTH, and owners of SYMPHONY intend to exchange all of their shares in SYMPHONY for shares of MAMMOTH'S Common Stock, and the parties wish to agree to certain related terms and conditions, all as set forth herein;

      NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, terms and conditions contained herein and other good and valuable considerations, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties agree, warrant, represent and covenant to one another as follows:

      1. Recitals. The above recitals are true, correct and complete.

      2. Plan of Reorganization (Exchange of Shares). It shall be the responsibility of SYMPHONY to deliver, on the closing of this Agreement (the "Closing") or within 15 days following the "Closing Date" (defined herein), all of the issued and outstanding Common Stock in SYMPHONY, hereinafter the "SYMPHONY SHARES," to be deemed, in exchange, effective the Closing Date, solely for 7,924,375 Shares of MAMMOTH's Common Stock, hereinafter the "MAMMOTH SHARES" (on the basis of an exchange of shares) with this transaction intended to qualify as a tax-free reorganization under the current Internal Revenue Code, of the United States of America, and related sections thereunder, including any amendments.


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

      3. Delivery of Shares. On or within 10 days following the Closing, MAMMOTH shall deliver a Certificate to SYMPHONY, as to the MAMMOTH SHARES, to distribute, following the Closing, to the stockholders of SYMPHONY (as determined by SYMPHONY). The certificate will initially be placed in the name of Gilles A. Trahan.

      4. Representations of SYMPHONY. SYMPHONY hereby represents that, effective as of the date first written above and the Closing, the following representations in this Section are and will be true and correct, except as otherwise provided in any EXHIBIT:

      a. the SYMPHONY SHARES, to be delivered by the stockholders of SYMPHONY, will constitute valid and legally issued shares of SYMPHONY, be 100% of SYMPHONY and such shares shall be fully paid, and non-assessable;

      b. the SYMPHONY SHARES are free of claims, liens or other encumbrances and the owners have the unqualified right to transfer such shares pursuant to the terms and conditions of this Agreement;

      c. the stockholders of SYMPHONY (as listed on the attached EXHIBIT herein and incorporated herein by reference), are owners of the issued and outstanding shares of common stock of SYMPHONY, being the SYMPHONY SHARES, and are "accredited investors," as such term is defined in Regulation D of the SEC;

      d. the SYMPHONY SHARES represent 100% ownership interest in SYMPHONY;

      e. SYMPHONY will, no later than 60 days from the Closing Date, deliver to MAMMOTH its most recent available financial statements (the financial statements are true, complete and accurate), audited, for a period ending not exceeding 12 months prior, and as of the Closing there shall be no liabilities, either fixed, contingent, liquidated or unliquidated, not reflected in the attached financial statements. All financial statements:


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(I) fairly and accurately reflect the financial condition of SYMPHONY as of the dates thereof and the results of operations for the periods reflected therein, and

      (II) were prepared in accordance with generally accepted accounting principles, consistently applied. f. As of this date and Closing there is no pledge, lien, or security interest upon any of the assets of SYMPHONY, and SYMPHONY has no accrued liabilities, whether or not contingent, fixed or liquidated, except as disclosed herein or in its financial statements , and there will not be any negative material changes in the conditions of SYMPHONY from this date, except changes arising in the ordinary course of business;

      g. SYMPHONY is not involved in any litigation (except for lawsuits by an ex-consultant and by an ex-customer, both involving a SYMPHONY subsidiary which management believes shall be disposed of satisfactorily) or governmental investigation or proceeding not reflected herein, and no written litigation, claims, assessments, or governmental investigation or proceeding is threatened in writing against SYMPHONY;

      h. SYMPHONY is in good standing in the jurisdiction identified for SYMPHONY above;

      i. SYMPHONY has filed all governmental, tax or related returns and reports due or required to be filed;

      j. except as may be disclosed herein or in any EXHIBIT hereto, SYMPHONY has not been advised in writing of any material breach of any agreement to which it is a party;

      k. SYMPHONY's representations apply to any subsidiary corporations;

      l. the corporate financial records, minutes book, and other corporate documents and records of SYMPHONY are available for review by Management of MAMMOTH


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

prior to the Closing, but, in any event, do not contain anything whatsoever contrary to this Agreement or that would be deemed by MAMMOTH as material ;

      m. the execution of this Agreement will not materially violate or breach any agreement, contract, or commitment to which SYMPHONY, or its stockholders is/are a party, and this Agreement has been, or will be prior to the Closing, duly authorized by appropriate corporate action of SYMPHONY;

      n. SYMPHONY shall not change the number of shares of any class authorized, issued or outstanding. All outstanding shares in SYMPHONY have been duly authorized, validly issued, and are fully paid and non-assessable and there are no outstanding or presently authorized securities, warrants, options or other similar commitments of any nature not described herein;

      o. attached hereto is a true complete and correct list of all record stockholders of SYMPHONY, and (I) said list shall remain true, correct and complete up to the Closing;

      p. as to the SYMPHONY SHARES, MAMMOTH will have good and marketable title to such shares, free and clear of all liens, claims, and encumbrances whatsoever, and such shares shall be validly issued, fully paid and non-assessable shares of common stock under law, except such shares will be unregistered and will be transferred in a non-public offering, or isolated, private transaction, in compliance with applicable Federal securities laws, and shall contain the standard U. S. Securities and Exchange Commission, Rule 144 restricted legend; and

      n. as of the date of this Agreement, SYMPHONY has, and at the Closing will have, disclosed all material events, conditions and facts materially affecting SYMPHONY, and MAMMOTH has not, and will not have as of the Closing Date, withheld disclosure of any material event, condition, matter, fact, or other information which has or may have a material adverse affect on SYMPHONY or any subsidiary.


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

      5. Representations of MAMMOTH . MAMMOTH hereby represents that, effective as of the date first written above and the Closing, the following representations in this Section are and will be true and correct:

      a. as of the Closing, the MAMMOTH SHARES, to be delivered for the stockholders of SYMPHONY, will constitute valid and legally issued, restricted (as described herein) shares of MAMMOTH, and such shares shall be fully paid and non-assessable;

      b. the MAMMOTH SHARES represent approximately 35% ownership interest in MAMMOTH, as to issued and outstanding shares, and MAMMOTH has no obligations to issue any of its shares or options or warrants or similar rights not reflected herein or in any EXHIBIT hereto;

      c. the President of MAMMOTH is duly authorized to execute this Agreement, the Board of Directors of MAMMOTH has, as of this date or by the Closing Date, approved this Agreement, and the execution hereof will not constitute a material breach of any agreement to which MAMMOTH or any stockholder is a party or is otherwise bound;

      d. MAMMOTH has, or will no later than the Closing, delivered to SYMPHONY its most recent available financial statements and shall deliver all of its financial and other books and records on the Closing (the financial statements are true, complete and accurate), and as of the Closing there shall be no liabilities, either fixed, contingent, liquidated or unliquidated, not reflected in the financial statements and the financial statements: (I) fairly and accurately reflect the financial condition of MAMMOTH as of the dates thereof and the results of operations for the periods reflected therein, and (II) were prepared in accordance with generally accepted accounting principles, consistently applied. As of this date and Closing there is no pledge, lien, or security interest upon any of the assets of MAMMOTH. At Closing, MAMMOTH shall have no accrued


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liabilities, whether or not contingent, fixed or liquidated, except as disclosed herein or in its financial statements;

      e. since the date of MAMMOTH's financial statements, there shall have not been, and as of the Closing there shall not be, any material adverse changes in the financial condition , or any change in the capitalization of MAMMOTH and MAMMOTH, for all intent and purposes, will have no material assets or liabilities on the Closing. In no event shall legal costs of MAMMOTH in respect of this Agreement be reflected as liabilities of MAMMOTH on, or following, the Closing, with all MAMMOTH expenses pertaining to this Agreement, and the transactions to be consummated hereby, including all legal fees, accounting expenses, and franchise taxes, to be borne by the party incurring same;

      f. MAMMOTH is not involved in any pending litigation, claims or governmental investigations or proceedings, and there are no lawsuits, claims assessments, investigations, proceedings or similar matters threatened or contemplated against MAMMOTH to the best knowledge of the Management of MAMMOTH;

      g. MAMMOTH is duly organized, validly existing and in good standing under the laws of the jurisdiction identified above and is qualified to do business in every jurisdiction where such qualification is necessary and it has the corporate power to own its property and to carry on its business as now being conducted;

      h. MAMMOTH has filed all material Federal, state, county and local income, excise, property and other tax returns, forms, and reports, which are due or required to be filed by MAMMOTH;

      i. MAMMOTH has not breached, nor is there any pending or threatened claim that MAMMOTH has breached to the best knowledge of Management, the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound;


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

      j. the capitalization of MAMMOTH is 50,000,000 shares of authorized Common Stock, no par value per share, of which such number of said shares are issued and outstanding as of the date hereof, as reflected on the EXHIBIT hereto. MAMMOTH shall not change the number of shares of any class authorized, issued or outstanding, except as of the Closing for the issuance of the SYMPHONY SHARES pursuant to this Agreement. All outstanding shares in MAMMOTH have been duly authorized, validly issued, and are fully paid and non-assessable and there are no outstanding or presently authorized securities, warrants, options or other similar commitments of any nature not described herein;

      k. attached hereto is a true complete and correct list of all record stockholders of MAMMOTH, and (I) said list shall remain true, correct and complete up to the Closing, prior to the issuance of stock to SYMPHONY contemplated herein, and (II) shall be certified by MAMMOTH'S stock transfer agent;

      l. MAMMOTH has no subsidiary corporations and does not own shares of stock or other securities in any entity;

      m. the stockholders of SYMPHONY will have, upon issuance of the SYMPHONY SHARES by MAMMOTH contemplated herein on the Closing, good and marketable title to such shares, free and clear of all liens, claims, and encumbrances whatsoever, and such shares shall be validly issued, fully paid and non-assessable shares of common stock under Colorado law, except such shares will be unregistered and will be issued in a non-public offering, or isolated, private transaction, in compliance with applicable Federal securities laws, and shall contain the standard U. S. Securities and Exchange Commission, Rule 144 restricted legend (except, notwithstanding anything herein, it is the obligation of SYMPHONY to comply with its own state or jurisdictional laws for its stockholders to receive the shares hereunder);


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

      n. as of the date of this Agreement, MAMMOTH has, and at the Closing will have, disclosed all material events, conditions and facts materially affecting MAMMOTH, and MAMMOTH has not, and will not have as of the Closing Date, withheld disclosure of any material event, condition, matter, fact, or other information which has or may have a material adverse affect on MAMMOTH;

      o. the corporate business and financial records, minutes book, stock transfer records, and other documents and records of MAMMOTH shall be delivered to SYMPHONY on the Closing or thereafter as the parties agree, with the exception of the stock transfer records held by the MAMMOTH'S stock transfer agent; and

      p. MAMMOTH is authorized for trading and is trading on the Bulletin Board of "NASDAQ" under the symbol "MMMR" without any current known unusual restrictions or limitations in trading of its Common Stock; and MAMMOTH has, or will by the Closing, filed all necessary and applicable registration statements and other financial statement reports required by law.


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

      6. Closing Date and Situs. The "Closing" of this Agreement shall occur on the "Closing Date," which shall be the date of this Agreement or such date as the parties shall agree to in writing. The Closing shall take place by fax or at such place as the parties agree to in writing, with the applicable law relating to the Closing, to be that of the State of Nevada (if for any reason a court in Nevada shall not enforce this provision, then Utah shall apply) for all purposes without reference to conflict of law principles, with no party or related person or associated person or professional to be subject to the law of any other jurisdiction or service of process as to any other jurisdiction.

      7. Conditions Precedent to the Obligations of MAMMOTH. All obligations of MAMMOTH under this Agreement are subject to the fulfillment, prior to or as of the Closing, or such other date as the parties have agreed to in writing, of each of the following conditions precedent:

      a. the representations by SYMPHONY contained in this Agreement, or in any certificate or document delivered by SYMPHONY pursuant to the provisions hereof, shall be true, correct and complete when made, and as of the Closing;

      b. SYMPHONY shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by SYMPHONY on or before the Closing;

      d. all instruments and documents, including EXHIBITS, attached hereto, and delivered to MAMMOTH pursuant to the provisions hereof, will be true, correct and complete;

      e. SYMPHONY is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

      f. SYMPHONY has the corporate power to carry on its business, as now being conducted, and is duly qualified to do business in any jurisdiction where so required;


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      g. this Agreement has been duly authorized, executed and delivered by
SYMPHONY and is a valid and binding obligation of SYMPHONY enforceable in accordance with its terms;

      h. SYMPHONY, through its Board of Directors, has taken all corporate action necessary for the performance of all of its obligations under this Agreement; and

      i. the documents executed and delivered to MAMMOTH are valid and binding in accordance with their terms and, in respect of stock certificates, as to the SYMPHONY SHARES to be transferred to MAMMOTH, and vest in MAMMOTH all rights, title and interest in and to the shares.

      8. Conditions Precedent to the Obligations of SYMPHONY. All obligations of SYMPHONY under this Agreement are subject to the fulfillment, prior to or on the Closing, or such other date as the parties have agreed to in writing, of each of the following conditions precedent:

      a. the representations by MAMMOTH contained in this Agreement or in any certificate or document delivered by MAMMOTH pursuant to the provisions hereof, shall be true, correct and complete when made, and at and as of the time of Closing as though such representations and warranties were made at and as of such time;

      b. MAMMOTH shall have performed and complied with its covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to, following or at the Closing, including the delivery of the MAMMOTH STOCK when required hereunder;

      c. SYMPHONY is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

      d. this Agreement has been duly executed and delivered by MAMMOTH;


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      e. the share certificates to be executed and delivered (MAMMOTH SHARES) to the SYMPHONY stockholders hereunder vest in them all of the right, title and interest in the stock and said stock is duly and validly issued, fully paid and non-assessable;

      f. MAMMOTH shall have executed and delivered to SYMPHONY the documents under EXHIBITS to be executed and delivered by MAMMOTH; and

      g. on the Closing, the present "Directors" of MAMMOTH shall appoint nominees, designated in writing by SYMPHONY, to fill the vacant seats on the Board, and the MAMMOTH shares shall not be subject to any stock split within the next 30 days.

      9. Indemnification. As to each of MAMMOTH and SYMPHONY, each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage, deficiency, action, suit, proceeding, demand, assessment, judgment, cost and expense, including attorney's fees, resulting from any misrepresentation, breach of promise or nonfulfillment of any agreement on the part of any such party under this Agreement.

      10. Nature and Survival Representations. All representations made by the parties in this Agreement shall survive the Closing, and the parties are carrying out the provisions of this Agreement in reliance solely on the representations, covenants and agreements contained in this Agreement, or made in writing at the Closing of the transaction herein provided for, and not upon any investigation which any such party may have made, or any representation, warranty, agreement, promise or information, written or oral, made by another person or firm other than as specifically set forth herein or in the EXHIBITS delivered in connection with this Agreement.

      11. Documents at Closing. At Closing, in addition to what is required elsewhere herein, all EXHIBITS attached hereto, and the signature page hereto, shall be executed and or initialed, delivered by all appropriate parties, except the parties shall have such


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additional days as identified herein to perform as expressly provided herein, in which case such provision herein providing additional time beyond the Closing Date shall control notwithstanding anything to the contrary (provided, however, it shall be deemed that the Closing of this Agreement occurred on the Closing
Date).

      12. Miscellaneous Provisions.

      A. Gender. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

      B. Severability. If any provision hereof is deemed unenforceable by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision in other circumstances shall not be affected thereby.

      C. Further Cooperation. From and after the date of this Agreement, each of the parties hereto agrees to execute whatever additional reasonable documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law.

      D. Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

      E. Expenses. Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof.


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      F. Amendment. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto. .

      G. Captions. Captions herein are for the convenience of the parties and shall not affect the interpretation of this Agreement.

      H. Counterpart Execution and Fax. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be executed by fax.

      I. Assignment. This Agreement is not assignable.

      J. Parties in Interest. Provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, their heirs, executors, administrators, other permitted successors and assigns, if any. Nothing contained in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against, any party to this Agreement.

      K. Entire Agreement. This Agreement and the EXHIBITS attached hereto constitute the entire agreement and understanding of the parties on the subject matter hereof and supersede all prior agreements and understandings.

      L. Construction. This Agreement shall be governed by the laws of the State of Utah without reference to conflict of laws and the venue for any action, claim or dispute in respect of this Agreement shall be such court of competent jurisdiction as is located in Nevada, U.S.A. (if, for any reason a court fails to accept jurisdiction in Nevada, then Utah shall apply). The parties agree and acknowledge that each has reviewed this


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Agreement and the normal rule of construction that agreements are to be construed against the drafting party shall not apply in respect of this Agreement given the parties have mutually negotiated and drafted this Agreement.

      M. Cooperation. The parties hereto agree to cooperate with one another in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any party hereto, or legal counsel to any party hereto.

      N. Independent Legal Counsel. The parties hereto agree that (I) each has retained independent legal counsel as confirmed in writing in connection with the negotiation, preparation and execution of this Agreement, (II) each has been advised of the importance of retaining legal counsel, and (III) by the execution of this Agreement, each party who has not retained independent legal counsel acknowledges having waived such right.

      The parties have executed this Agreement as of the date first written above.


MAMMOTH RESOURCES, INC.

By: /s/ Leonard Rice

Its: President


SYMPHONY TELECOM INTERNATIONAL, INC.

By: /s/ Gilles Trahan

Its: Chief Executive Officer


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